UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2018

Helix TCS, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55722	81-4046024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

5300 DTC Parkway, Suite 300 Greenwood Village, CO 80111
(Address of principal executive offices)

Registrant’s telephone number, including area code (720) 328-5372

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K regarding the Merger Agreement and BioTrackTHC Stock Plan (as such terms are defined in Item 2.01 below) is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by Helix TCS, Inc. (the “Company”) on March 8, 2018 (the “March Form 8-K”), the Company and its wholly-owned subsidiary, Helix Acquisition Sub, Inc. (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) on March 3, 2018 with Bio-Tech Medical Software, Inc. (“BioTrackTHC”) and Terence J. Ferraro, as the representative of the BioTrackTHC stockholders, pursuant to which MergerSub, subject to the satisfaction or waiver of specified conditions, was to merge with and into BioTrackTHC, with BioTrackTHC surviving the Merger. On June 1, 2018, the Company closed the Merger. Affiliates of Rose Capital Fund I GP, LLC, the manager of RSF4, LLC which owns all of the Company’s Series B preferred stock and approximately 1,244,000 shares of Company common stock, received consideration in the Merger on the same terms as all other BioTrackTHC stockholders and as disclosed in the March From 8-K. In connection with closing, the Company also assumed the Bio-Tech Medical Software, Inc. 2014 Stock Incentive Plan (“BioTrackTHC Stock Plan”), pursuant to which options exercisable for 8,132,410 shares of Company common stock are outstanding. The foregoing description of the BioTrackTHC Stock Plan is qualified in its entirety by reference to the BioTrackTHC Stock Plan, a copy of which is attached hereto as Exhibit 10.32 and incorporated herein by reference.

For more information on the Merger and the Merger Agreement, see the March Form 8-K, which is incorporated into this Item 2.01 by reference. The Merger Agreement and a copy of the press release regarding the Merger, are filed as Exhibits 2.1 and 99.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

As previously disclosed in the March Form 8-K, the Company was to issue unregistered shares of its common stock to BioTrackTHC stockholders pursuant to the Merger Agreement and assume certain BioTrackTHC options in the Merger. On June 1, 2018, in connection with closing the Merger, the Company issued 38,184,985 unregistered shares of Company common stock to BioTrackTHC stockholders, of which 1,852,677 shares were held back to satisfy indemnification obligations in the Merger Agreement, if necessary. The Company also assumed options exercisable for 8,132,410 shares of Company common stock under the BioTrackTHC Stock Plan.

The issuances of the Company’s common stock in connection with the Merger were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance of the exemption from registration provided by Section 4(a)(2) of the Securities Act because such issuance does not involve a public offering.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)          Election of Directors

In connection with the Merger, the Company’s Board of Directors (the “Board”) increased the number of available positions on the Board to seven and appointed four new directors to the Board. Effective June 1, 2018, Terence J. Ferraro, Daniel J. McMahon, Andrew Schweibold and Patrick Vo became directors of the Company, to hold office until the Company’s next annual meeting of stockholders or until their successors are duly elected and qualified. Messrs. Ferraro and Vo will also continue their positions as Chief Software Architect and President and Chief Executive Officer of BioTrackTHC, respectively.

Other than the Merger and the continued employment positions set forth above, there have been no transactions in which the Company has participated and in which any of the new directors had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

a)            Financial Statements of Businesses Acquired.

To the extent required, the Company intends to file the financial statements required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(b)          Pro Forma Financial Information.

To the extent required, the Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d)	Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger by and among Helix TCS, Inc., Helix Acquisition Sub, Inc., Bio-Tech Medical Software, Inc. and Terence J. Ferraro, as the Securityholder Representative, dated March 3, 2018.

10.32#	Bio-Tech Medical Software, Inc. 2014 Stock Incentive Plan.

99.1	Press release dated June 4, 2018.

*	The schedules and exhibits of the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any schedule or exhibit omitted from the filed Merger Agreement to the Securities and Exchange Commission upon request.
#	Management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX TCS, INC.
Date: June 5, 2018	/s/ Scott Ogur
Scott Ogur
Chief Financial Officer

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